As filed with the Securities and Exchange Commission on September 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DATATRAK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	34-1685364

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6150 Parkland Boulevard
Mayfield Heights, Ohio 44124
(440) 443-0082
(Address of Principal Executive Offices, including Zip Code)

DATATRAK International, Inc.
Amended and Restated Outside Director Stock Option Plan
(f/k/a Amended and Restated 1999 Outside Director Stock Option Plan)
(Full Title of the Plan)

Copy to:
Jeffrey A. Green Chief Executive Officer and President DATATRAK International, Inc. 6150 Parkland Boulevard Mayfield Heights, Ohio 44124 (440) 443-0082	Thomas F. McKee, Esq. Calfee, Halter & Griswold LLP 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114 (216) 622-8200

(Name, address and telephone number, including area code, of agents for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price	Aggregate Offering
Title of Securities to be Registered	Registered (1)	Per Share (2)	Price (2)	Amount of Registration Fee
Common Shares, without par value, issuable upon exercise of options	300,000	$10.10	$3,030,000.00	$383.90

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers such additional common shares, without par value, (“Common Shares”) which may be issued or become issuable under the terms of the Registrant’s Amended and Restated 1996 Key Employees and Consultants Stock Option Plan, as amended (the “Plan”), in order to prevent dilution resulting from any stock split, stock dividend, or similar transaction.

(2)	Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the Common Shares of DATATRAK International, Inc. reported on Nasdaq on September 9, 2004, within five business days prior to filing.

PART I
PART II
SIGNATURES
EXHIBIT INDEX
Exhibit 5.1 Opinion
Exhibit 23.1 Consent

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Commission File No. 333-67764) registering 250,000 Common Shares for issuance under the Plan, are hereby incorporated by reference.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     As specified by Rule 428(b)(1) of the Securities Act of 1933, documents containing the information specified in Part I of this Registration Statement will be sent or given to each person who holds outstanding options issued under the Company’s employee benefit plan identified on the cover of this Registration Statement. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed by DATATRAK International, Inc. (the “Company”), with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(i)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

(ii)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004;

(iii)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004; and

(iv)	The description of the Common Shares contained in the Company’s Form 8-A filed with the Commission on May 10, 1996 (Commission File No. 0-20699);

other than the portions of such documents that, by statute, by designation in such document, or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents that by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

2

     Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

     See the Exhibit Index at Page E-1 of this Registration Statement.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mayfield Heights, State of Ohio, this 15th day of September, 2004.

DATATRAK INTERNATIONAL, INC.
By:	/s/ Jeffrey A. Green
Jeffrey A. Green, President and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on September 15, 2004.

Signature	Title
/s/ Jeffrey A. Green Jeffrey A. Green	President and Chief Executive Officer and a Director (Principal Executive Officer)
/s/ Terry C. Black Terry C. Black	Vice President of Finance, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)
/s/ Timothy G. Biro Timothy G. Biro	Director
/s/ Seth B. Harris Seth B. Harris	Director
/s/ Mark J. Ratain Mark J. Ratain	Director
Robert M. Stote	Director
/s/ Jerome H. Kaiser Jerome H. Kaiser	Director

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EXHIBIT INDEX

Exhibit Number	Description	Sequential Page
3.1	Sixth Amended and Restated Articles of Incorporation	(1)

3.2	Third Amended and Restated Code of Regulations of the Company	(2)

3.3	Amendment to Third Amended and Restated Code of Regulations	(2)

3.4	Amendment to Third Amended and Restated Code of Regulations	(1)

4.1	Specimen Common Share Certificate	(3)

4.2	Second Amended and Restated Registration Agreement, dated July 25, 1994, as amended on June 1, 1995 and February 5, 1996	(4)

4.3	Amended and Restated Outside Director Stock Option Plan (f/k/a Amended and Restated 1999 Outside Director Stock Option Plan)	(5)

5.1	Opinion of Calfee, Halter & Griswold LLP regarding the validity of the securities being registered	*

23.1	Consent of Independent Registered Public Accounting Firm	*

23.2	Consent of Counsel (see Exhibit 5.1)

(1)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (File No. 000-20699).

(2)	Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 000-20699).

(3)	Incorporated herein by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 000-20699).

(4)	Incorporated herein by reference to the appropriate exhibit to the Company’s Form S-1 Registration Statement filed on March 8, 1996, as amended by Amendment No. 1 filed on May 10, 1996 and as amended by Amendment No. 2 filed on June 10, 1996 (File No. 333-2140).

(5)	Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 000-20699).

*	Filed herewith.

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